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As filed with the Securities and Exchange Commission on May 2, 2014.

Registration No. 333-195110

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TALISMAN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Canada	1311	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 2000, 888 - 3rd Street S.W., Calgary, Alberta, Canada, T2P 5C5, (403) 237-1234
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue, 13th Floor, New York, New York 10011,
(212) 894-8700
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Robert R. Rooney Talisman Energy Inc. Suite 2000, 888 - 3rd Street S.W. Calgary, Alberta T2P 5C5 (403) 237-1234	Kevin E. Johnson Norton Rose Fulbright Canada LLP Suite 3700, 400 Third Avenue S.W. Calgary, Alberta T2P 4H2 (403) 267-8222	Christopher J. Barry Kimberley R. Anderson Dorsey & Whitney LLP Columbia Center 701 Fifth Avenue, Suite 6100 Seattle, Washington 98104 (206) 903-8800	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

PROSPECTUS

May 2, 2014

US$3,500,000,000

Debt Securities
Common Shares
Preferred Shares
Subscription Receipts
Warrants
Units

Talisman Energy Inc. ("Talisman" or the "Corporation") may from time to time offer debentures, notes or other evidence of indebtedness of any kind, nature or description ("debt securities"), common shares, preferred shares, subscription receipts, warrants and units of the Corporation (collectively, debt securities, common shares, preferred shares, subscription receipts, warrants and units are referred to herein as the "Securities") having an aggregate offering price of up to US$3,500,000,000 (or the equivalent in Canadian dollars and other currencies) during the 25 month period that this short form base shelf prospectus remains valid. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements.

The outstanding common shares are listed and posted for trading on the Toronto Stock Exchange ("TSX") and on the New York Stock Exchange ("NYSE") under the symbol "TLM". Any offering of debt securities, preferred shares, subscription receipts, warrants or units would be a new issue of Securities. There is no market through which the debt securities, preferred shares, subscription receipts, warrants or units may be sold and purchasers may not be able to resell any debt securities, preferred shares, subscription receipts, warrants or units purchased under this prospectus. This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of these securities, and the extent of issuer regulation. See the "Risk Factors" section of the applicable prospectus supplement.

The Corporation may sell the Securities to or through underwriters purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See "Plan of Distribution". The prospectus supplement relating to a particular offering of Securities will identify each underwriter or agent, as the case may be, engaged by the Corporation in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the proceeds to the Corporation, any fees, discounts or other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

Unless provided otherwise in a prospectus supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

The Corporation is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"), and are subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the purchase of the Securities described herein may have tax consequences both in Canada and the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely because the Corporation is incorporated in Canada, most of the Corporation's officers and directors and the experts named in this prospectus are Canadian residents, and most of the Corporation's assets and the assets of the Corporation's officers and directors and the experts are located outside of the United States.

Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

The interest coverage ratios in respect of Talisman's indebtedness for the 12-month period ended December 31, 2013 are less than one-to-one. See "Interest Coverage".

The principal and head office of the Corporation is located at Suite 2000, 888 – 3rd Street S.W., Calgary, Alberta, Canada T2P 5C5.

 ABOUT THIS PROSPECTUS

        In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, and references to "dollars", "$" or "US$" are to United States dollars and all references to "C$" are to Canadian dollars.

        This prospectus provides you with a general description of the Securities that the Corporation may offer. Each time the Corporation sells Securities under this prospectus, the Corporation will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities. The prospectus supplement also may add, update or change information contained in this prospectus. Before investing, investors should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Documents Incorporated by Reference" and "Where You Can Find More Information".

        Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is determined using IFRS. "U.S. GAAP" means generally accepted accounting principles in the United States. The Corporation prepared its financial statements in accordance with IFRS which differs from U.S. GAAP. Therefore, the Corporation's comparative consolidated financial statements incorporated by reference in this prospectus may not be comparable to financial statements prepared in accordance with U.S. GAAP.

        The Corporation is responsible for the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement. The Corporation has not authorized anyone to provide you with different or additional information. The Corporation is not making an offer of these Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document.

 WHERE YOU CAN FIND MORE INFORMATION

        Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Talisman Energy Inc. at Suite 2000, 888 — 3rd Street S.W., Calgary, Alberta, T2P 5C5 (telephone (403) 237-1234). These documents are also available through the internet on the System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed at www.sedar.com.

        The Corporation is subject to the information requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by Canada and the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Prospective investors may read any document the Corporation files with or furnishes to the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. Copies of the same documents may also be obtained from the public reference room of the SEC by paying a fee. Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information on the public reference room. The Corporation's filings since October 28, 2002 are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents of the Corporation, filed with the securities commission or similar authority in each of the provinces and territories of Canada, are specifically incorporated by reference in, and form an integral part of, this prospectus:

  (a)
  the Corporation's Annual Information Form dated March 3, 2014;

  (b)
  the Corporation's comparative audited consolidated financial statements, including the notes thereto, for the year ended December 31, 2013, together with the auditors' report thereon;

  (c)
  the Corporation's Management's Discussion and Analysis for the year ended December 31, 2013; and

  (d)
  the Corporation's Management Proxy Circular dated March 3, 2014.

        Any documents of the type referred to above, any interim unaudited consolidated financial statements, any material change reports (excluding confidential material change reports) and any business acquisition reports filed by the Corporation with a securities commission or similar regulatory authority in Canada during the term of this prospectus shall be deemed to be incorporated by reference into this prospectus.

        The following information supplements the information in the Corporation's Annual Information Form relating to the Corporation's directors: Samuel Merksamer, currently a director of the Corporation, was a director of Dynegy Inc., a power generation company, from March 2011 to October 2012. He was appointed in anticipation of Dynegy Inc.'s financial restructuring and was a director when it filed for Chapter 11 bankruptcy protection until it emerged from bankruptcy.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

        Upon a new annual information form and the related annual audited consolidated financial statements and management's discussion and analysis being filed by the Corporation with and, where required, accepted by the applicable securities regulatory authorities during the term of this prospectus, the previous annual information form, the previous annual audited consolidated financial statements and all interim unaudited consolidated financial statements and accompanying management's discussion and analysis, material change reports and business acquisition reports filed by the Corporation prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder. Upon interim unaudited consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this prospectus, all interim unaudited consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim unaudited consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities hereunder and upon a new management proxy circular relating to an annual meeting of shareholders of the Corporation being filed by the Corporation with the applicable securities regulatory authorities during the term of this prospectus, the management proxy circular for the preceding annual meeting of shareholders shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder.

        A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement solely for the purposes of the offering of Securities offered thereunder.

        Certain marketing materials (as that term is defined in applicable securities legislation) may be used in connection with a distribution of Securities under this prospectus and any applicable prospectus supplement. Any template version of marketing materials (as those terms are defined in applicable securities legislation) pertaining to a distribution of Securities, and filed by the Corporation after the date of the applicable prospectus supplement for the offering and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in such prospectus supplement for the purposes of the distribution of Securities to which the prospectus supplement pertains.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference statements that constitute "forward-looking statements". Any statements that express or involve discussions with respect to predictions, business strategy, budgets, exploration and development opportunities or projects, acquisitions and dispositions, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "projects", "believes", "forecasts", "estimates", "intends", "possible", "probable", "scheduled", "likely" or "positioned", or stating that certain actions, events or results "may", "could", "should", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be "forward-looking statements".

        Undue reliance should not be placed on forward-looking statements. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks which could cause actual results to vary, and, in some instances, to differ materially from those anticipated by Talisman and described in the forward-looking statements contained in this document. The material risk factors include, but are not limited to:

  •
  the risks of the oil and gas industry, such as operational risks in exploring for, developing and producing crude oil and natural gas;

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  risks and uncertainties involving geology of oil and gas deposits;

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  risks associated with project management, project delays and/or cost overruns;

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  uncertainty related to securing sufficient egress and access to markets;

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  the uncertainty of reserves and resources estimates, reserves life and underlying reservoir risk;

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  the uncertainty of estimates and projections relating to production, costs and expenses, including decommissioning liabilities;

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  risks related to strategic and capital allocation decisions, including potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

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  fluctuations in oil and gas prices, foreign currency exchange rates, interest rates and tax or royalty rates;

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  the outcome and effects of any future acquisitions and dispositions;

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  health, safety, security and environmental risks, including risks related to the possibility of major accidents;

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  environmental regulatory and compliance risks, including with respect to greenhouse gases and hydraulic fracturing;

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  uncertainties as to access to capital, including the availability and cost of credit and other financing, and changes in capital markets;

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  risks in conducting foreign operations (for example, civil, political and fiscal instability and corruption);

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  risks related to the attraction, retention and development of personnel;

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  changes in general economic and business conditions;

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  the possibility that government policies, regulations or laws may change or governmental approvals may be delayed or withheld; and

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  results of the Corporation's risk mitigation strategies, including insurance and any hedging activities.

        Readers are cautioned that the foregoing list of risks is not exhaustive. Events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements.

        Forward-looking statements are based on the estimates and opinions of the Corporation's management at the time the statements are made. The Corporation assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change, except as required by law.

 TALISMAN ENERGY INC.

        Talisman is an independent, upstream-focused oil and gas company based in Canada. Talisman's main business activities include exploration, development, production, transportation and marketing of crude oil, natural gas and natural gas liquids.

        Talisman is incorporated under the Canada Business Corporations Act. Talisman's registered and principal office is located at Suite 2000, 888 - 3rd Street S.W., Calgary, Alberta, T2P 5C5, Canada.

USE OF PROCEEDS

        The use of proceeds from the sale of any Securities will be described in a prospectus supplement relating to the specific issuance of Securities. The Corporation may use proceeds from the sale of Securities hereunder for repayment of existing indebtedness, capital expenditures, corporate and asset acquisitions and other general corporate purposes. The Corporation may invest funds that it does not immediately use in short-term marketable investment grade securities or bank deposits.

DESCRIPTION OF DEBT SECURITIES

        In this section entitled "Description of Debt Securities", "we", "us", or "our" refer to Talisman Energy Inc., and defined terms, unless otherwise stated, shall have the meanings set out in "Description of Debt Securities — Definitions" below. The following description sets forth certain general terms and provisions of the debt securities. We will provide the particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a supplement to this prospectus.

        The debt securities will be issued under an indenture, as may be amended or supplemented from time to time, between us and Union Bank, National Association as "Trustee" (hereinafter referred to as the "Indenture") dated January 27, 2006. Pursuant to an Agreement of Resignation, Appointment and Acceptance effective August 30, 2013, The Bank of Nova Scotia Trust Company of New York resigned as Trustee under the Indenture and Union Bank, National Association was appointed as the successor Trustee. The Indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the Indenture has been filed as an exhibit to the registration statement filed with the SEC. The following summaries of the Indenture and the debt securities are brief summaries of certain provisions of the Indenture and do not purport to be complete; these statements are subject to the detailed provisions of the Indenture, including the definition of capitalized terms used under this caption. We may issue debt securities and incur additional Indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

        The Indenture does not limit the aggregate principal amount of debt securities (which may include debentures, notes and other unsecured and unsubordinated evidences of indebtedness) that we may issue under the Indenture. It provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in dollars or any other currency. Special Canadian and U.S. federal income tax considerations applicable to any of our debt securities denominated in such foreign currency will be described in the prospectus supplement relating to any offering of debt securities denominated in a foreign currency. The Indenture also permits us to increase the principal amount of any series of our debt securities previously issued and to issue that increased principal amount.

        The applicable prospectus supplement will set forth the specific terms of the debt securities or a series of debt securities being offered and may include, but may not be limited to, the following:

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  the specific designation and the aggregate principal amount of the debt securities of such series;

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  the percentage or percentages of principal amount at which our debt securities of such series will be issued;

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  the date or dates on which the principal of (and premium, if any, on) our debt securities of such series will be payable and the portion (if less than the principal amount) of the debt securities of such series to be payable upon a declaration of acceleration of maturity and/or the method by which such date or dates shall be determined;

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  the rate or rates (whether fixed or variable) at which our debt securities of such series will bear interest, if any, and the date or dates from which such interest will accrue;

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  the dates on which any interest will be payable and the regular record dates for the payment of interest on our debt securities of such series in registered form;

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  the place or places where the principal of (and premium, if any) and interest, if any, on our debt securities will be payable and each office or agency where our debt securities of such series may be presented for registration of transfer or exchange;

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  the currency in which our debt securities of such series are denominated or in which currency payment of the principal of (and premium, if any) and interest, if any, on such debt securities of such series will be payable;

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  whether our debt securities of such series will be issuable in the form of one or more global securities and if so the identity of the depository for the global securities;

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  any mandatory or optional redemption or sinking fund provisions;

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  the period or periods, if any, within which, the price or prices at which, the currency in which and the terms and conditions upon which our debt securities of such series may be redeemed or purchased by us;

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  the terms and conditions, if any, upon which you may redeem our debt securities of such series prior to maturity and the price or prices at which and the currency in which our debt securities of such series are payable;

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  the terms, if any, on which our debt securities may be converted or exchanged for other of our securities or securities of our subsidiaries;

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  any other terms of our debt securities of such series including covenants and events of default which differ from the covenants or events of default in the general provisions of the Indenture, apply solely to a particular series of our debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to our debt securities, including our covenant to pay Additional Amounts (as defined in "Description of Debt Securities — Certain Covenants — Additional Amounts", below) and our option to redeem the debt securities of such series rather than pay Additional Amounts, which do not apply to a particular series of our debt securities;

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  any applicable Canadian and U.S. federal income tax consequences;

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  whether the series of our debt securities are to be registered securities, unregistered securities (with or without coupons) or both; and

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  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any unregistered securities of the series shall be issuable.

        Our debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, or be offered and sold at a discount below their stated principal amount. The Canadian and U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes will be described in the prospectus supplement relating to the debt securities.

        Unless otherwise indicated in a prospectus supplement, the Indenture does not afford holders of our debt securities the right to tender such debt securities to us for repurchase or provide for any increase in the rate or rates of interest at which our debt securities will bear interest in the event we should become involved in a highly leveraged transaction or in the event we have a change in control.

Ranking and Other Indebtedness

        Our debt securities will be unsecured obligations and will rank equally and pari passu in right of payment priority with all of our other unsecured and unsubordinated Indebtedness. The debt securities will be structurally subordinated to all existing and future liabilities of any of our corporate or partnership subsidiaries, including trade payables and other indebtedness.

Debt Securities in Global Form

The Depository, Book-Entry and Settlement

        Unless otherwise specified in a prospectus supplement, a series of our debt securities will be issued in global form as a "global security" and will be registered in the name of and be deposited with a depository, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for our debt securities in definitive registered form, a global security may not be transferred except as a whole by the depository for such global security to a nominee of the depository, by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor of the depository or a nominee of the successor.

        The specific terms of the depository arrangement with respect to any portion of a particular series of our debt securities to be represented by a global security will be described in a prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depository arrangements.

        Upon the issuance of a global security, the depository therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of our debt securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depository or its nominee. Such accounts shall be designated by the underwriters or agents participating in the distribution of our debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

        So long as the depository for a global security or its nominee is the registered owner of the global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of our debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of our debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

        Any payments of principal, premium, if any, and interest on global securities registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the Trustee or any paying agent for our debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depository's Services

        If a depository for a global security representing a particular series of our debt securities is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 60 days, we will issue such series of our debt securities in definitive form in exchange for a global security representing such series of our debt securities. If an event of default under the Indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the Trustee. In addition, we may at any time and in our sole discretion determine not to have a series of our debt securities represented by a global security and, in such event, will issue a series of our debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

        A series of our debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any) and interest, if any, on our debt securities (other than global securities) will be made at the office or agency of the Trustee, at 1251 Avenue of the Americas, 19th Floor, New York, New York 10020 or we can pay principal, interest and any premium by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest will be made to the persons in whose name our debt securities are registered at the close of business on the day or days specified by us.

        A prospectus supplement may indicate the places to register a transfer of our debt securities in definitive form. Except for certain restrictions set forth in the Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of our debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

        We shall not be required to:

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  issue, register the transfer of or exchange any series of our debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of our debt securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

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  register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

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  issue, register the transfer of or exchange any of our debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Certain Covenants

Limitations on Liens

        The Indenture provides that, so long as any of our debt securities of any series remain outstanding, we will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens securing the Indebtedness of any person, except for Permitted Encumbrances, upon or with respect to our or their respective properties, assets or undertaking whether now owned or hereafter acquired, unless at the time thereof or prior thereto, the debt securities then outstanding under the Indenture are equally and ratably secured with such Indebtedness.

Consolidation, Amalgamation, Merger and Sale of Assets

        We may not enter into any transaction, or series of transactions, whereby all or substantially all of our undertaking, property and assets would become the property of any successor company whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, conveyance, lease or otherwise unless:

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  the successor entity expressly assumes or assumes by operation of law all of our obligations under our debt securities and under the Indenture;

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  at the time of and after giving effect to such transaction, no event of default, and no condition which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing as to us or the successor company; and

  •
  certain other conditions are met;

provided that the above restriction shall not apply to any transaction whereby we, or any Restricted Subsidiary, remain or become the successor company, although any Restricted Subsidiary which becomes the successor company shall, in any event, expressly assume all of our obligations under our debt securities and under the Indenture if it does not assume them by operation of law.

Additional Amounts

        Unless otherwise specified in the applicable prospectus supplement, all payments made by us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Canadian Taxes"), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities, we will pay as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of debt securities after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a debt securities holder (such holder, an "Excluded Holder") in respect of the beneficial owner thereof:

  •
  with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

  •
  which is subject to such Canadian Taxes by reason of the debt securities holder's failure to comply with any certification, identification, information, documentation or other reporting requirement, if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes; or

  •
  which is subject to such Canadian Taxes by reason of the debt securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the debt securities or the receipt of payments thereunder.

        In any event, no Additional Amounts will be payable in excess of Additional Amounts which would be required if the holder of debt securities was a resident of the United States for purposes of the Canada-U.S. Income Tax Convention (1980), as amended.

        We also will:

  •
  make such withholding or deduction; and

  •
  remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

        We will furnish to the holders of the debt securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us.

        We will, upon demand by a holder of debt securities (other than an Excluded Holder), indemnify such holder of debt securities for:

  •
  any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the debt securities;

  •
  any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

  •
  any Canadian Taxes imposed with respect to any reimbursement under the two preceding clauses, but excluding any such Canadian Taxes on such holder's net income.

        Wherever in the Indenture there is mentioned, in any context, the payment of principal and premium, if any, interest or any other amount payable under or with respect to a debt security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Provision of Financial Information

        We will:

  •
  furnish to the Trustee, within 10 days after we are required to file or furnish them with or to the SEC, copies (which may be electronic copies) of our annual and interim reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

  •
  notwithstanding that we may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC we will continue to furnish to the Trustee:

•	within 10 days after the time periods required for the filing of annual information forms and annual audited consolidated financial statements by the Canadian securities regulatory authorities, the information required to be provided in an annual information form, annual audited consolidated financial statements or similar annual filings under the securities laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX or its successor, whether or not we have any of our securities so listed; and
•

within 10 days after the time periods required for the filing of interim reports by the Canadian securities regulatory authorities, the information required to be provided in interim reports under the securities laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX or its successor, whether or not we have any of our securities so listed.

Tax Redemption

        Unless otherwise specified in a prospectus supplement, a series of our debt securities may be subject to redemption at our option at any time, in whole but not in part, on not more than 60 days' and not less than 30 days' notice at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption if we deliver to the Trustee an opinion of nationally recognized independent Canadian tax counsel to the effect that:

  •
  as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date specified in the applicable prospectus supplement, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any debt security of such series as described under "Additional Amounts"; or

  •
  on or after the date specified in the applicable prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the clause immediately above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in a material probability that we will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any debt security of such series; and

in any such case, we, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us.

        In the event that we elect to redeem a series of our debt securities pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the Trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem such series of our debt securities pursuant to their terms.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the Indenture in relation to the debt securities of any series:

  •
  default in payment of the principal of or premium, if any, on debt securities of that series when due and if the default in payment continues for a period of four days after written notice of the default has been provided to us by the Trustee;

  •
  default in payment of any interest due on any of the debt securities or of any sinking fund payment due with respect to debt securities of that series and if the default in payment continues for a period of 30 days after written notice of the default has been provided to us by the Trustee;

  •
  our winding up or liquidation, except in the course of a transaction resulting in a successor company;

  •
  certain events of bankruptcy, insolvency or analogous proceedings;

  •
  if any process of execution is enforced or levied upon any of our property or the property of a Restricted Subsidiary and such property has a net book value in excess of the greater of C$100,000,000 and 2% of our Equity, or the equivalent thereof in any other currency, and the process remains unsatisfied for a period of 60 days, as to movable or personal property, or 90 days, as to immovable or real property, provided that the process of execution is not in good faith disputed by us or the Restricted Subsidiary, or, if disputed, we have not given evidence satisfactory to the Trustee that we or the Restricted Subsidiary has available a sum sufficient to pay in full the amount claimed in the event that the claim shall be held to be a valid claim;

  •
  failure by us or a Restricted Subsidiary to make any principal payment at maturity, including any applicable grace period, in respect of any issue of Indebtedness for Borrowed Money in any aggregate amount in excess of the greater of C$100,000,000 and 2% of our Equity, or the equivalent thereof in any other currency, and such failure shall have continued for a period of 30 days after written notice of the failure has been given to us by the Trustee, or to us and the Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities;

  •
  if a default with respect to any Indebtedness for Borrowed Money of ours or any Restricted Subsidiary occurs, which default results in the acceleration of any such Indebtedness for Borrowed Money of ours or any Restricted Subsidiary in an aggregate amount in excess of the greater of C$100,000,000 and 2% of our Equity, or the equivalent thereof in any other currency, without the Indebtedness for Borrowed Money having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the default has been given to us by the Trustee, or to us and the Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities; and

  •
  if we neglect to carry out or observe any other covenant or condition contained in the Indenture to be observed and performed by us and after notice in writing has been given by the Trustee to us specifying such default and requiring us to put an end to the same and we fail to make good such default within a period of 60 days or a shorter period as would, at any time, if continued, render any of our property or the property of any Restricted Subsidiary liable to forfeiture, unless the Trustee (having regard to the subject matter of the neglect or non-observance) shall have agreed to a longer period and in such event, within the period agreed by the Trustee.

        Additional events of default may be established for a particular series of debt securities issued under the Indenture.

        If an event of default under the Indenture occurs and is continuing with respect to a series of our debt securities, then and in every such case the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such affected series may declare the entire principal amount of all debt securities of such series and all accrued interest thereon to be due and payable immediately. However, at any time after a declaration of acceleration with respect to a series of our debt securities has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the Trustee under certain circumstances, shall rescind and annul such acceleration.

        Reference is made to the applicable prospectus supplement or supplements relating to each series of our debt securities which are original issue discount debt securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of any event of default and the continuation thereof.

        Subject to certain limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding debt securities of all series affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of all series affected by such event of default.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  such holder has previously given to the Trustee written notice of a continuing event of default with respect to the debt securities of such series affected by such event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series affected by such event of default have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee; and

  •
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series affected by such event of default a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, the limitations described above do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security. The Indenture requires that we will annually furnish to the Trustee a statement by certain of our officers as to whether or not we, to the best of their knowledge, are in compliance with all conditions and covenants of the Indenture and, if not, specifying all such known defaults. So long as any debt securities are outstanding, we are also required under the Indenture to notify the Trustee as soon as practicable upon becoming aware of any event of default or any event which would, with notification or with the lapse of time or otherwise, constitute an event of default.

Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that, at our option, we will be discharged from any and all obligations in respect of the outstanding debt securities of any series upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding debt securities of such series ("defeasance") (except with respect to the authentication, transfer, exchange or replacement of our debt securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture). Such trust may only be established if among other things:

  •
  we have delivered to the Trustee an opinion of counsel in the United States stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  •
  we have delivered to the Trustee an opinion of counsel in Canada or a ruling from Canada Revenue Agency to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of any opinion, such Canadian counsel shall assume that holders of the outstanding debt securities of such series include holders who are not resident in Canada);

  •
  no default or event of default with respect to the debt securities of such series with the passing of time or the giving of notice, or both, shall have occurred and be continuing on the date of such deposit or, with respect to events of default noted in the sixth and seventh bullet points under "Events of Default", at any time during the period ending on the 91st day after the date of such deposit;

  •
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day following such deposit;

  •
  we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended; and

  •
  other customary conditions precedent are satisfied.

        We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option described in the following paragraph if we meet the conditions described in the preceding sentence at the time we exercise the defeasance option.

        The Indenture provides that, at our option, unless and until we have exercised our defeasance option described above, we may omit to comply with the "Limitations on Liens" and "Consolidation, Amalgamation, Merger and Sale of Assets" covenants and certain other covenants and such omission shall not be deemed to be an event of default under the Indenture upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding debt securities ("covenant defeasance"). If we exercise our covenant defeasance option, the obligations under the Indenture and the events of default, other than the obligations and events of default with respect to "Limitations on Liens", "Consolidation, Amalgamation, Merger and Sale and Assets" and such other covenants, shall remain in full force and effect. Such trust may only be established if, among other things:

  •
  we have delivered to the Trustee an opinion of counsel in the United States stating that (a) we have received from, or there has been published by, the IRS a ruling or (b) there has been a change in U.S. Federal income tax law, in either case to the effect that the holders of our outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  •
  we have delivered to the Trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of our outstanding debt securities will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such covenant defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of our outstanding debt securities include holders who are not resident in Canada);

  •
  no default or event of default with respect to the debt securities of such series with the passing of time or the giving of notice, or both, shall have occurred and be continuing on the date of such deposit or, with respect to events of default noted in the sixth and seventh bullet points under "Events of Default", at any time during the period ending on the 91st day after the date of such deposit;

  •
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day following such deposit;

  •
  we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended; and

  •
  other customary conditions precedent are satisfied.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series issued under the Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series:

  •
  change the stated maturity of the principal of, or extend the scheduled time of payment of any installment of interest, if any, on any debt security;

  •
  change our obligation to pay Additional Amounts or indemnity payments due to Canadian Taxes;

  •
  reduce the principal amount of, or the premium, if any, or rate of interest, if any, on any debt security;

  •
  reduce the amount of principal of a debt security payable upon acceleration of the maturity thereof;

  •
  adversely affect any right of repayment at the option of any holder of any debt security;

  •
  change the place of payment;

  •
  change the currency of payment of principal of, or premium, if any, or interest, if any, on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  adversely affect any right to convert or exchange any security as provided in the Indenture;

  •
  reduce the percentage of principal amount of outstanding debt securities of such series, the consent of the holders of which is required for modification or amendment of Indenture provisions or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults and their consequences; or

  •
  modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified in the Indenture.

        The holders of a majority in principal amount of our outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of outstanding debt securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. The Indenture or the debt securities may be amended or supplemented, without the consent of any holder of such debt securities, in order to cure any ambiguity or inconsistency or to make any change that, in each case, does not have a materially adverse effect on the rights of any holder of such debt securities.

Definitions

        The following is a summary of certain definitions contained in the Indenture. Reference is made to the Indenture for the full definition of all these terms. With regard to the term "Canadian GAAP", the generally accepted accounting principles currently in effect in Canada are IFRS, and any references in the following definitions to Canadian GAAP should be taken to mean IFRS.

        "Canadian GAAP" means generally accepted accounting principles which are in effect from time to time in Canada;

        "company" includes corporations, associations, partnerships, limited liability companies and business trusts;

        "Consolidated Assets" means the aggregate amount of our assets as set forth in our most recent consolidated financial statements prepared in accordance with Canadian GAAP and filed with a securities commission or similar regulatory authority;

        "Current Assets" means current assets as determined in accordance with Canadian GAAP;

        "Equity" means, as to any company, the shareholders' equity appearing in the company's most recent consolidated financial statements prepared in accordance with Canadian GAAP;

        "Indebtedness" as to any company, means, without duplication, all items of indebtedness or liability which in accordance with Canadian GAAP would be considered to be indebtedness or liabilities of such company as at the date as of which indebtedness is to be determined, including Indebtedness for Borrowed Money;

        "Indebtedness for Borrowed Money" as to any company, means, without duplication, the full amount of all liabilities of such company for the repayment, either in money or in property, of borrowed money, and the full amount of liabilities of others for the repayment, either in money or in property, of borrowed money that is guaranteed or endorsed (otherwise than for purposes of collection) by such company, or which such company is obligated, contingently or otherwise, to purchase, or on which such company is otherwise contingently liable, provided that a contingent liability for borrowed money shall only constitute Indebtedness for Borrowed Money where the amount thereof is recorded as a liability in the most recent consolidated financial statements of such company in accordance with Canadian GAAP;

        "Lien" means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not;

        "Permitted Encumbrances" means any of the following:

  •
  liens for taxes, assessments or governmental charges which are not due or delinquent, or the validity of which we or any Restricted Subsidiary shall be contesting in good faith;

  •
  liens for any judgments rendered, or claims filed, against us or any Restricted Subsidiary which we or such Restricted Subsidiary shall be contesting in good faith;

  •
  liens, privileges or other charges imposed or permitted by law such as carriers' liens, builders' liens, materialmen's liens and other liens, privileges or other charges of a similar nature which relate to obligations which are not due or delinquent or the validity of which we or the Restricted Subsidiary shall be contesting in good faith;

  •
  undetermined or inchoate liens arising in the ordinary course of and incidental to construction or our current operations or the current operations of any Restricted Subsidiary which relate to obligations which are not due or delinquent, or the validity of which we or the Restricted Subsidiary shall be contesting in good faith;

  •
  encumbrances incurred or created in the ordinary course of business and in accordance with sound industry practice in respect of the joint development, operation or present or future abandonment of properties or related production or processing facilities as security in favour of any other owner or operator of such assets for our or any Restricted Subsidiary's portion of the costs and expenses of such development, operation or abandonment, provided that such costs or expenses are not due or delinquent;

  •
  liens for penalties arising under non-participation provisions of operating or similar agreements in respect of our or any Restricted Subsidiary's properties;

  •
  easements, rights-of-way, servitudes, zoning or other similar rights or restrictions in respect of land held by us or any Restricted Subsidiary (including, without limitation, rights-of-way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) which are in existence on the date of execution of the Indenture or which do not, either alone or in the aggregate, materially detract from the value of such land or materially impair its use in the operation of our or any Restricted Subsidiary's business;

  •
  liens incurred in the ordinary course of the oil and gas business in respect of take or pay obligations under gas sales contracts;

  •
  royalties, gross overriding royalties or other similar burdens on production in the ordinary course of business affecting our or any Restricted Subsidiary's properties, or encumbrances in respect of such royalties, gross overriding royalties or other similar burdens;

  •
  security given to a public utility or any municipality or governmental or other public authority when required by such utility, municipality or authority in connection with our operations or the operations of any Restricted Subsidiary, to the extent such security does not materially detract from the value of any material part of our property or the property of any Restricted Subsidiary;

  •
  cash or marketable securities deposited in connection with bids or tenders, or deposited with a court as security for costs in any litigation, or to secure workmen's compensation or unemployment insurance liabilities;

  •
  reservations, limitations or provisos expressed in or affecting any grant of real or immovable property or any interest therein;

  •
  liens on cash or marketable securities of Talisman or any Restricted Subsidiary granted in the ordinary course of business in connection with:

•	any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate insurance and other similar agreements or arrangements;
•	any interest rate swap agreements, forward rate agreements, interest rate cap or collar agreements or other similar financial agreements or arrangements; or

•	any agreements or arrangements entered into for the purpose of hedging product prices;
  •
  pre-existing encumbrances on assets when acquired or when the owner thereof becomes a Restricted Subsidiary, or encumbrances given by such Restricted Subsidiary on other assets of such Restricted Subsidiary in compliance with obligations under trust deeds or other instruments entered into prior to its becoming a Restricted Subsidiary;

  •
  Purchase Money Mortgages;

  •
  security in respect of Current Assets given in the ordinary course of business to any financial institution to secure any Indebtedness payable on demand or maturing (including any right of extension or renewal) 18 months or less after the date the Indebtedness is incurred or the date of any renewal or extension thereof;

  •
  security given by us in favour of a Restricted Subsidiary or by a Restricted Subsidiary in favour of us or another Restricted Subsidiary;

  •
  security in respect of transactions such as the sale (including any forward sale) or other transfer, in the ordinary course of business, of:

•	oil, gas or other minerals, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize from the oil, gas or other minerals a specified amount of money (however determined) or a specified amount of such oil, gas or minerals; or
•	any other interests in property of a character commonly referred to as a "production payment";
  •
  security in respect of Indebtedness incurred, assumed or guaranteed by us or any Restricted Subsidiary that is incurred, assumed or guaranteed in connection with the acquisition, construction or development of a particular asset or assets, including security in respect of the shares or Indebtedness of a Subsidiary engaged directly or indirectly in the acquisition, construction or development of a particular asset or assets, provided that the grantees of such security have no recourse generally against any assets, property or undertaking of ours or any Restricted Subsidiary except for the assets acquired, constructed or developed (and other de minimus assets associated therewith) or shares or Indebtedness of a Subsidiary, other than a Restricted Subsidiary, engaged directly or indirectly in such acquisition, construction or development;

  •
  extensions, renewals or replacements of all or part of any security permitted under the preceding clauses provided that such security relates to the same property plus improvements, if any, and provided that the amount of Indebtedness secured thereby will not exceed the principal amount of such Indebtedness immediately prior to such extension, renewal or replacement including but not limited to all fees and expenses incurred in connection therewith; and

  •
  security that would otherwise be prohibited (including any extensions, renewals or replacements thereof or successive extensions, renewals or replacements thereof), provided that the aggregate Indebtedness outstanding and secured under this clause does not (calculated at the time of giving of security on the Indebtedness and not at the time of any extension, renewal or replacement thereof) exceed an amount equal to the greater of 10% of Consolidated Assets and C$100,000,000 (or the equivalent thereof in any other currency);

        "Purchase Money Mortgage" means a mortgage, charge or other lien on or against any property securing any Purchase Money Obligation for such property;

        "Purchase Money Obligation" means any Indebtedness created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals or refundings of any such Indebtedness, provided that the principal amount of such Indebtedness outstanding on the date of such extension, renewal or refunding is not increased, and further provided that any security given in respect of such Indebtedness shall not extend to any property other than the property acquired in connection with which such Indebtedness was created or assumed and fixed improvements, if any, erected or constructed thereon;

        "Restricted Subsidiary" means:

  •
  any Subsidiary of ours which owns oil or natural gas properties, or interests therein, in Canada, the United Kingdom or the United States, or refining or manufacturing facilities, or interests therein, in Canada, the United Kingdom or the United States, related to the refining or manufacture of petroleum hydrocarbons, petrochemicals, the constituents thereof or the derivatives therefrom, which assets represent not less than the greater of 5% of Consolidated Assets and C$100,000,000 (or the equivalent thereof in any other currency), excluding however any Subsidiary if the amount of our share of the Equity therein does not at the time exceed 2% of our Equity, and

  •
  any Subsidiary of ours designated as a Restricted Subsidiary from time to time in the form of designation provided for under the Indenture (a "Designation"), which Designation may not be revoked,

        provided that notwithstanding anything in the Indenture to the contrary:

  •
  a Restricted Subsidiary shall cease to be a Restricted Subsidiary when it ceases to be a Subsidiary for any reason,

  •
  any Subsidiary to which assets held by a Restricted Subsidiary, having a value equal to or greater than 5% of the assets of the Restricted Subsidiary, are, directly or indirectly, transferred, other than for fair value, shall itself be deemed to be a Restricted Subsidiary, and

  •
  a Restricted Subsidiary shall cease to be a Restricted Subsidiary when the assets thereof represent less than the greater of 5% of Consolidated Assets and C$100,000,000 (or the equivalent thereof in any other currency) or if the amount of our share of the Equity therein does not at the time exceed 2% of our Equity;

        We will specify in a prospectus supplement at the time we issue a series of debt securities which of our Subsidiaries are Restricted Subsidiaries at the time of the prospectus supplement;

        "Subsidiary" means with respect to us, any company of which there are owned, directly or indirectly, by or for us or by or for any company in like relation to us, Voting Shares which in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of all the outstanding Voting Shares of such first mentioned company for the election of its directors, managing general partners or managing members, and includes any company in like relation to a Subsidiary; and

        "Voting Shares" means shares of capital stock of any class or classes or other interests in the case of partnership, as applicable, having general voting power under ordinary circumstances to elect directors, managers, managing partners in the case of a partnership, as applicable, trustees or similar controlling persons of a company.

Consent to Jurisdiction and Service

        Under the Indenture, we irrevocably appointed CT Corporation System, 111 - 8th Avenue, 13th Floor, New York, New York, 10011, as our authorized agent for service of process in any suit or proceeding arising out of or relating to our debt securities or the Indenture that may be brought under U.S. federal or state securities laws in any U.S. federal or state court located in the City of New York, and we irrevocably submitted to the non-exclusive jurisdiction of such courts in any such suit or proceeding.

Governing Law

        Our debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON SHARES

        Each common share entitles the holder to dividends if, as and when declared by the directors, to one vote at all meetings of holders of common shares and to participate rateably in any distribution of the assets of the Corporation upon liquidation, dissolution or winding up, subject to the prior rights of holders of shares ranking in priority to the common shares.

 DESCRIPTION OF PREFERRED SHARES

        The first preferred shares are issuable in one or more series, each series consisting of the number of shares and having the designation, rights, privileges, restrictions and conditions as are determined before issue by the Board of Directors of the Corporation. Each series of first preferred shares would rank on a parity with the first preferred shares of every other series with respect to declared or accumulated dividends and return of capital. In addition, the first preferred shares are entitled to a preference over the second preferred shares and the common shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation. The first preferred shares are not, except as required by law and as may be determined by the Board of Directors prior to the issuance of a series, entitled to notice of, or to vote at meetings of shareholders.

        The second preferred shares are issuable in one or more series, each series consisting of the number of shares and having the designation, rights, privileges, restrictions and conditions as are determined before issue by the Board of Directors of the Corporation. Each series of second preferred shares would rank on a parity with the second preferred shares of every other series with respect to declared or accumulated dividends and return of capital. In addition, the second preferred shares are entitled to a preference over the common shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation. The second preferred shares are not, except as required by law and may be determined by the Board of Directors prior to the issuance of a series, entitled to notice of, or to vote at meetings of shareholders.

        The particular class of preferred shares and the particular terms and provisions of any series of such class of preferred shares offered by any prospectus supplement will be described in the prospectus supplement filed in respect of such series of preferred shares.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        Subscription receipts may be offered separately or together with common shares and/or other securities of the Corporation, including warrants. The subscription receipts will be issued under a subscription receipt agreement that will be entered into by the Corporation and an escrow agent at the time of issuance of the subscription receipts.

        A subscription receipt will entitle the holder thereof to receive a common share and/or other securities of the Corporation, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Corporation or one or more of its subsidiaries. The subscription proceeds from an offering of subscription receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of subscription receipts will receive common shares and/or other securities of the Corporation upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their subscription receipts together with any interest or other income earned thereon. Holders of subscription receipts are not shareholders of the Corporation.

        The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such subscription receipts. This description will include, where applicable: (i) the number of subscription receipts offered; (ii) the price at which the subscription receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of subscription receipts will become entitled to receive common shares and/or other securities of the Corporation; (iv) the number of common shares and/or other securities of the Corporation that may be obtained upon exercise of each subscription receipt; (v) the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each such security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the subscription receipts plus any interest and income earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the subscription receipts; and (viii) any other material terms and conditions of the subscription receipts including, without limitation, transferability and adjustment terms and whether the subscription receipts will be listed on a stock exchange.

        Original purchasers of subscription receipts will have a contractual right of rescission against the Corporation, following the issuance of the underlying common shares to such purchasers, to receive the amount paid for the subscription receipts in the event that the prospectus (including documents incorporated by reference) and any amendment thereto contains a misrepresentation or is not delivered to such purchasers, provided that such remedy for rescission is exercised within 180 days from the closing date of the offering of subscription receipts.

DESCRIPTION OF WARRANTS

        Warrants will typically be offered with common shares, with such securities often referred to collectively as a "unit", but may be offered with subscription receipts or separately. The warrants either will be issued under a warrant indenture or agreement that will be entered into by the Corporation and a trustee at the time of issuance of the warrants or will be represented by warrant certificates issued by the Corporation.

        A warrant will entitle the holder thereof to receive a common share and/or other securities of the Corporation upon the exercise thereof and payment of the applicable exercise price. A warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable. Holders of warrants are not shareholders of the Corporation.

        The particular terms and provisions of warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such warrants. This description will include, where applicable: (i) the title or designation of the warrants; (ii) the number of warrants offered; (iii) the number of common shares and/or other securities of the Corporation purchasable upon exercise of the warrants and the procedures for exercise; (iv) the exercise price of the warrants; (v) the dates or periods during which the warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the warrants will be offered, if any, and the number of warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the warrants; and (viii) any other material terms and conditions of the warrants including, without limitation, transferability and adjustment terms and whether the warrants will be listed on a stock exchange.

        The warrant agreement or indenture will provide that any misrepresentation in this prospectus, the prospectus supplement under which the warrants are offered, or any amendment thereto, will entitle each initial purchaser of warrants to a contractual right of rescission against the Corporation in respect of the exercise of such warrants. The right of rescission will entitle such purchaser to receive, in addition to the amount paid for the original purchase of the warrant, the amount paid upon exercise of the warrant for common shares upon surrender of the common shares, provided that (i) the exercise takes place within 180 days of the date of the purchase of the warrant under this prospectus, the prospectus supplement under which the warrants are offered, and any amendment thereto; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under this prospectus, the prospectus supplement under which the warrants are offered, and any amendment thereto. This contractual right of rescission will be consistent with the statutory right of rescission described under section 203 of the Securities Act (Alberta) and is in addition to any other right or remedy available to original purchasers under section 203 of the Securities Act (Alberta) or otherwise at law. This right of rescission does not extend to holders of warrants who acquire such warrants from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire warrants in the United States.

        Original purchasers of warrants are further advised that, in certain provinces, the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the exercisable security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

 DESCRIPTION OF UNITS

        Units are a security comprised of one or more of the other Securities described in this prospectus offered together as a "unit". A unit is typically issued so that the holder thereof is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security comprising the unit. The unit agreement under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately at any time or at any time before a specified date.

        The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; (iii) whether the units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the units.

BOOK-ENTRY ONLY SECURITIES

        Securities issued in "book-entry only" form must be purchased, transferred or redeemed through participants in a depository service of a depository identified in the prospectus supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the prospectus supplement will be a participant of the depository. On the closing of a book-entry only offering, the Corporation will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from the Corporation or the depository evidencing that purchaser's ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the Securities. Reference in this prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

        If the Corporation determines, or the depository notifies the Corporation in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Corporation is unable to locate a qualified successor, or if the Corporation at its option elects, or is required by law, to terminate the book-entry system, then the Securities will be issued in fully registered form to holders or their nominees.

Transfer, Conversion or Redemption of Securities

        Transfer of ownership, conversion or redemptions of Securities will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants.

        The ability of a holder to pledge a Security or otherwise take action with respect to such holder's interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.

Payments and Notices

        As applicable, any payment of principal, redemption, dividend and interest on a Security will be made by the Corporation to the depository or its nominee, as the case may be, as the registered holder of the Security and the Corporation understands that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

        As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the responsibility and liability of the Corporation in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption, dividend and interest due on the Securities to the depository or its nominee.

        Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Corporation understands that under existing industry practices, if the Corporation requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by the Corporation, any Trustee and the depository. Any holder that is not a participant must rely on the contractual arrangement it has directly, or indirectly through its financial intermediary, with its participant to give such notice or take such action.

        The Corporation, the underwriters, dealers or agents and any Trustee identified in a prospectus supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interest in the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interest; or (iii) any advice or representation made by or with respect to the depository and contained in the prospectus supplement or in any Trust Indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

RISK FACTORS

        Prospective purchasers of Securities should consider carefully the risk factors contained in and incorporated by reference into this prospectus including those described in a prospectus supplement relating to a specific offering of Securities.

        Discussions of certain risks affecting the Corporation in connection with its business are provided in the Corporation's annual disclosure documents (annual information form and management's discussion and analysis) which are incorporated by reference into this prospectus.

        In addition, prospective purchasers of the debt securities should consider carefully the risk factors set forth below as well as the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the debt securities offered hereby. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows could be materially adversely affected.

Absence of Public Market for the Securities

        There is no public market for the debt securities, preferred shares, subscription receipts, warrants or units and, unless otherwise specified in the applicable prospectus supplement, Talisman does not intend to apply for listing of the debt securities, preferred shares, subscription receipts, warrants or units on any securities exchanges. If the debt securities, preferred shares, subscription receipts, warrants or units are traded after their initial issue, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and the Corporation's financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities, preferred shares, subscription receipts, warrants or units, or that a trading market for these securities will develop.

Interest Rate Risks

        Prevailing interest rates will affect the market price or value of the debt securities. The market price or value of the debt securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Credit Ratings May Not Reflect All Risks of an Investment in the Debt Securities and May Change

        Credit ratings may not reflect all risks associated with an investment in the debt securities. Any credit ratings applied to the debt securities are an assessment of the Corporation's ability to pay the Corporation's obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the debt securities. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the debt securities. There is no assurance that any credit rating assigned to the debt securities will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

Foreign Currencies Risk

        Debt securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Consequences of Corporation Structure; Priority of Subsidiary Indebtedness

        The Corporation carries on its business through corporate and partnership subsidiaries. The majority of the Corporation's assets are held in corporate or partnership subsidiaries. The Corporation's results of operations and ability to service indebtedness, including the debt securities, are dependent upon the results of operations of these subsidiaries and the payment of funds by these subsidiaries to the Corporation in the form of loans, dividends or otherwise. The Corporation's subsidiaries will not have an obligation to pay amounts due pursuant to any debt securities or to make any funds available for payment on debt securities, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Corporation by its subsidiaries may be subject to statutory or contractual restrictions.

        The Indenture does not limit the Corporation's ability or the ability of the Corporation's subsidiaries to incur unsecured indebtedness. Such indebtedness of the Corporation's subsidiaries would be structurally senior to the debt securities. In the event of the liquidation of any subsidiary, the assets of the subsidiary would be used first to repay the obligations of the subsidiary, including indebtedness and trade payables, prior to being used by the Corporation to pay its indebtedness, including any debt securities.

CERTAIN INCOME TAX CONSEQUENCES

        The applicable prospectus supplement will describe certain material Canadian federal income tax consequences to an initial investor who is a resident of Canada or who is a non-resident of Canada of acquiring, owning and disposing of any Securities offered thereunder, including whether the payments of distributions, will be subject to Canadian non-resident withholding tax. The applicable prospectus supplement will also describe certain material United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code of 1986, as amended).

 PLAN OF DISTRIBUTION

        The Corporation may sell the Securities (i) to underwriters purchasing as principal; (ii) directly to one or more purchasers pursuant to applicable statutory exemptions; or (iii) through agents. The Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

        The prospectus supplement relating to each offering of Securities will set forth the terms of the offering of those Securities, including the name or names of any underwriters or agents, the purchase price of the Securities, the proceeds to the Corporation, any underwriters' or agents' fees or other compensation, any public offering price, and any discounts or concessions allowed or re-allowed or paid. Only underwriters or agents named in the relevant prospectus supplement are deemed to be underwriters or agents in connection with the Securities offered by that prospectus supplement.

        If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

        The Securities may also be sold directly by Talisman at prices and upon terms agreed to by the purchaser and Talisman or through agents designated by Talisman from time to time. Any agent involved in the offering and sale of the Securities pursuant to a particular prospectus supplement will be named, and any commissions payable by Talisman to that agent will be set forth, in such prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a best efforts basis for the period of its appointment.

        The Corporation may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered by this prospectus. Any such commission will be paid out of Talisman's general funds. Underwriters and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with Talisman to indemnification by Talisman against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments that those underwriters or agents may be required to make in respect thereof.

        Any offering of preferred shares, subscription receipts, warrants, units or debt securities will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the preferred shares, subscription receipts, warrants, units or debt securities will not be listed on any stock exchange. Certain underwriters, agents or dealers may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any underwriter, agent or dealer will make a market in such Securities or as to the liquidity of the trading market, if any, for such Securities.

        The prospectus supplement will set forth the intention of any underwriters, agents or dealers who participate in the distribution of the Securities to over-allot or effect transactions which stabilize, maintain or otherwise affect the Security's price at a higher level than that which might exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

INTEREST COVERAGE

        The Corporation's interest requirements for the twelve month period ended December 31, 2013 amounted to $288 million. The Corporation's dividend requirements on all of its issued and outstanding Cumulative Redeemable Rate Reset First Preferred Shares, Series 1 (the "Series 1 Preferred Shares"), adjusted to a before tax equivalent using an effective income tax rate of 11%, amounted to approximately $9 million for the twelve months ended December 31, 2013. Net loss before interest and income taxes for the twelve months ended December 31, 2013 was $1.0 billion which is (3.63) times the Corporation's interest cost requirements for this period and (3.51) times the Corporation's aggregate dividend and interest requirements for this period. To achieve a coverage ratio of 1:1 with respect to the Corporation's interest cost requirements, additional income of $1.3 billion would be required. To achieve a coverage ratio of 1:1 with respect to the Corporation's aggregate dividend and interest requirements, additional income of $1.3 billion would be required.

        These coverage ratios are based on audited financial information prepared in accordance with IFRS. These ratios do not give pro forma effect to any offering of debt securities or preferred shares offered by this prospectus since the aggregate principal amount of debt securities or aggregate amount of preferred shares that will be issued hereunder and the terms of issue are not presently known. These ratios do not purport to be indicative of coverage ratios for any future periods.

        Subsequent to the date of this prospectus, updated coverage ratios will be filed quarterly by the Corporation with applicable securities regulatory authorities, either as prospectus supplements or exhibits to the interim unaudited and annual audited consolidated financial statements of the Corporation and will be deemed to be incorporated by reference into this prospectus for the purpose of future offerings of Securities.

PRICE RANGE AND TRADING VOLUME OF COMMON SHARES

        Talisman's common shares are listed on the TSX and the NYSE under the symbol "TLM". The following table sets forth the price range and trading volume of Talisman's common shares as reported by TSX and the NYSE for the periods indicated:

	TSX			NYSE
Common Shares	High (C$)	Low (C$)	Volume	High (US$)	Low (US$)	Volume
2013
January	12.05	11.25	51,808,837	12.54	11.40	84,614,661
February	13.44	12.26	56,578,835	13.12	12.06	110,222,211
March	12.97	12.06	54,233,212	12.58	11.83	100,463,680
April	12.54	11.01	48,992,347	12.38	10.73	111,095,028
May	12.76	11.16	70,579,013	12.38	10.93	99,971,133
June	12.33	11.54	55,006,821	11.94	11.07	80,841,771
July	12.33	11.51	59,042,598	11.95	11.15	80,864,624
August	11.85	10.68	37,550,943	11.51	10.34	79,335,288
September	11.95	11.04	41,911,579	11.60	10.53	86,095,391
October	13.83	11.75	87,157,864	13.38	11.40	220,032,424
November	13.19	12.15	38,983,910	12.62	11.63	102,293,286
December	13.03	12.07	44,126,939	12.26	11.31	74,856,152
2014
January	13.13	11.86	48,253,314	11.86	10.58	93,519,436
February	12.17	11.33	33,277,961	10.82	10.17	71,138,579
March	11.62	10.76	47,772,617	10.47	9.63	72,669,114
April	12.06	10.91	38,445,355	10.96	9.90	74,829,786
May 1	11.38	11.12	2,668,637	10.36	10.14	3,771,628

PRIOR SALES

        In the twelve months prior to the date of this prospectus, the Corporation issued an aggregate of 1,669,744 common shares pursuant to the exercise of stock options, at prices ranging from C$10.98 to C$13.83 and the total value of the exercise prices multiplied by the number of options exercised was approximately C$20,155,129.

 LEGAL MATTERS

        Unless otherwise specified in the prospectus supplement relating to a particular offering of Securities, certain legal matters relating to Canadian law will be passed upon on behalf of the Corporation by Norton Rose Fulbright Canada LLP, Calgary, Alberta and certain legal matters relating to United States law will be passed upon on behalf of the Corporation by Dorsey & Whitney LLP, Seattle, Washington.

        The partners and associates of Norton Rose Fulbright Canada LLP as a group and the partners and associates of Dorsey & Whitney LLP as a group beneficially own, directly or indirectly, less than one percent of the outstanding securities of any class or series of the Corporation.

AGENT FOR SERVICE OF PROCESS IN CANADA

        The Board of Directors currently includes, and in the future is expected to include, persons who are not resident in Canada. As of the date of this prospectus, the directors of the Corporation who are not resident in Canada are Donald J. Carty, Jonathan Christodoro, William R.P. Dalton, Samuel J. Merksamer, Lisa A. Stewart and Charles R. Williamson. Each of these directors has appointed the Corporation as agent for service of process at Suite 2000, 888 - 3rd Street S.W., Calgary, Alberta, T2P 5C5, Canada.

        Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

ENFORCEABILITY OF CIVIL LIABILITIES

        Talisman is a corporation existing under the laws of Canada. Most of Talisman's officers and directors and most of the experts named in this prospectus are residents outside of the United States, and a majority of their assets, and the assets of Talisman, are located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under U.S. federal securities laws. Talisman has been advised by Norton Rose Fulbright Canada LLP, its Canadian counsel, that a judgment of a U.S. court predicated solely upon civil liability provisions of U.S. federal securities laws would probably be enforceable in Alberta if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by an Alberta court for such purposes. Talisman has also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Alberta in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

        Talisman has filed with the SEC, concurrently with the initial filing of its registration statement on Form F-10 relating to this offering, an appointment of agent for service of process on Form F-X. Under the Form F-X, Talisman appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving Talisman in a U.S. court arising out of or related to or concerning this offering.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part insofar as required by the SEC's Form F-10:

  •
  the documents listed under "Documents Incorporated By Reference" in this prospectus;

  •
  Supplemental Reserves Information;

  •
  the consent of Ernst & Young LLP, the Corporation's Chartered Accountants;

  •
  the consent of Norton Rose Fulbright Canada LLP, the Corporation's Canadian counsel;

  •
  the consent of Mark Ireland, the Corporation's Internal Qualified Reserves Evaluator;

  •
  powers of attorney of the Corporation's directors and certain officers;

  •
  the Indenture;

  •
  the Agreement of Resignation, Appointment and Acceptance, dated as of August 30, 2013, by and among the Corporation, The Bank of Nova Scotia Trust Company of New York and Union Bank, National Association; and

  •
  the statement of eligibility on Form T-1 of the Trustee.

A copy of the form of warrant indenture or agreement or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

        Section 124 of the Canada Business Corporations Act (the "Act") and Section 6.1 of By-Law No. 1 provide for the indemnification of directors and officers of the Registrant.

        Section 124 of the Act provides as follows:

        124. (1)  Indemnification — A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

        (2)   Advance of costs — A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

        (3)   Limitation — A corporation may not indemnify an individual under subsection (1) unless the individual

          (a)   acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

          (b)   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        (4)   Indemnification in derivative actions — A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

        (5)   Right to indemnity — Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

          (a)   was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

          (b)   fulfils the conditions set out in subsection (3).

        (6)   Insurance — A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

          (a)   in the individual's capacity as a director or officer of the corporation; or

          (b)   in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

        (7)   Application to court — A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

        (8)   Notice to Director — An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

        (9)   Other notice — On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

        The by-laws of the Registrant provide that the Registrant shall indemnify a current or former director or officer of the Registrant, or another individual who acts or acted at the Registrant's request as a director or officer of another entity to the fullest extent permitted by the Act or otherwise by law. The rights of any person to indemnification granted by the Act or the Registrant's by-laws are not exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors, at law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and will enure to the benefit of the heirs and legal representatives of that person. The by-laws provide further that the Registrant may purchase, maintain or participate in such insurance for the benefit of such persons referred to in Section 6.1 of the by-laws as the board may from time to time determine.

        The Registrant maintains directors' and officers' liability insurance with policy limits of no less than U.S.$75,000,000 per claim for Side A/B/C coverage and no less than U.S.$100,000,000 per claim for Side A DIC coverage (effective January 1, 2014). This policy covers all directors, officers and certain other senior employees of the Registrant and its subsidiaries. There is no deductible applicable to the Side A portion of the policy (non-indemnified losses); however, a U.S.$1,000,000 deductible applies for all Side B/C losses (indemnified losses). No portion of the premium will be paid by directors or officers. In addition, the Registrant has entered into agreements with each of its directors and officers pursuant to which the Registrant has agreed to indemnify them to the maximum extent permitted by law.

        Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 EXHIBITS

Exhibit	Description
4.1	Annual Information Form of the Registrant dated March 3, 2014 (incorporated by reference to Exhibit 99.5 to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014).
4.2

Management's Discussion and Analysis of the Registrant for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.6 to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014).

4.3

Comparative audited consolidated financial statements of the Registrant, including the notes thereto, as at and for the year ended December 31, 2013, together with the auditor's report thereon, the auditor's report on internal controls under standards of The Public Company Accounting Oversight Board (United States) and the management report on internal control over financial reporting (incorporated by reference to Exhibit 99.7 to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014).

4.4

Supplemental Reserves Information (incorporated by reference to Exhibit 99.8 to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014).

4.5

Management Proxy Circular of the Registrant dated March 3, 2014 (incorporated by reference to Exhibit 99.2 to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on March 25, 2014).

5.1	Consent of Ernst & Young LLP, Chartered Accountants.
5.2*	Consent of Mark Ireland, Internal Qualified Reserves Evaluator.
5.3*	Consent of Norton Rose Fulbright Canada LLP.
6.1*	Powers of Attorney.
7.1	Form of Indenture relating to debt securities (incorporated by reference to Exhibit 7.1 to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on January 26, 2006).
7.2

Agreement of Resignation, Appointment and Acceptance, dated as of August 30, 2013, by and among the Registrant, The Bank of Nova Scotia Trust Company of New York and Union Bank, N.A. (incorporated by reference to Exhibit 99.1 to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on August 30, 2013).

7.3*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the trustee.

*
Previously filed.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

  (a)
  Concurrently with the initial filing of this Registration Statement, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on this 2nd day of May, 2014.

TALISMAN ENERGY INC.
By:	/s/ HAROLD N. KVISLE Name: Harold N. Kvisle Title: President and Chief Executive Officer

By:	/s/ PAUL R. SMITH Name: Paul R. Smith Title: Executive Vice-President, Finance and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ HAROLD N. KVISLE Harold N. Kvisle	President, Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2014

/s/ PAUL R. SMITH Paul R. Smith	Executive Vice-President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 2, 2014

* Christiane Bergevin	Director	May 2, 2014

* Donald J. Carty	Director	May 2, 2014

* Jonathan Christodoro	Director	May 2, 2014

* William R.P. Dalton	Director	May 2, 2014

III-2

Signature	Title	Date

* Thomas W. Ebbern	Director	May 2, 2014

* Brian M. Levitt	Director	May 2, 2014

* Samuel J. Merksamer	Director	May 2, 2014

* Lisa A. Stewart	Director	May 2, 2014

* Henry W. Sykes	Director	May 2, 2014

Peter W. Tomsett	Director

* Michael T. Waites	Director	May 2, 2014

* Charles R. Williamson	Director	May 2, 2014

* Charles M. Winograd	Director	May 2, 2014

/s/ HAROLD N. KVISLE *By: Harold N. Kvisle Attorney-in-fact

III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, in the City of Sonoma in the State of California, on this 2nd day of May, 2014.

/s/ CHARLES R. WILLIAMSON Charles R. Williamson

III-4

 EXHIBIT INDEX

Exhibit	Description
4.1	Annual Information Form of the Registrant dated March 3, 2014 (incorporated by reference to Exhibit 99.5 to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014).
4.2

Management's Discussion and Analysis of the Registrant for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.6 to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014).

4.3

Comparative audited consolidated financial statements of the Registrant, including the notes thereto, as at and for the year ended December 31, 2013, together with the auditor's report thereon, the auditor's report on internal controls under standards of The Public Company Accounting Oversight Board (United States) and the management report on internal control over financial reporting (incorporated by reference to Exhibit 99.7 to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014).

4.4

Supplemental Reserves Information (incorporated by reference to Exhibit 99.8 to the Registrant's annual report on Form 40-F for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014).

4.5

Management Proxy Circular of the Registrant dated March 3, 2014 (incorporated by reference to Exhibit 99.2 to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on March 25, 2014).

5.1	Consent of Ernst & Young LLP, Chartered Accountants.
5.2*	Consent of Mark Ireland, Internal Qualified Reserves Evaluator.
5.3*	Consent of Norton Rose Fulbright Canada LLP.
6.1*	Powers of Attorney.
7.1	Form of Indenture relating to debt securities (incorporated by reference to Exhibit 7.1 to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on January 26, 2006).
7.2

Agreement of Resignation, Appointment and Acceptance, dated as of August 30, 2013, by and among the Registrant, The Bank of Nova Scotia Trust Company of New York and Union Bank, N.A. (incorporated by reference to Exhibit 99.1 to the Registrant's report on Form 6-K furnished to the Securities and Exchange Commission on August 30, 2013).

7.3*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the trustee.

*
Previously filed.

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
FORWARD-LOOKING STATEMENTS
TALISMAN ENERGY INC.
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON SHARES
DESCRIPTION OF PREFERRED SHARES
DESCRIPTION OF SUBSCRIPTION RECEIPTS
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
BOOK-ENTRY ONLY SECURITIES
RISK FACTORS
CERTAIN INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
INTEREST COVERAGE
PRICE RANGE AND TRADING VOLUME OF COMMON SHARES
PRIOR SALES
LEGAL MATTERS
AGENT FOR SERVICE OF PROCESS IN CANADA
ENFORCEABILITY OF CIVIL LIABILITIES
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX